UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2014

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

(formerly Empeiria Acquisition Corp.)

(Exact name of registrant as specified in its charter)

________________________

Delaware	000-54417	27-5079295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

25311 I-45
Woodpark Business Center, Bldg. 6
Spring, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The discussion under Item 5.02 below is incorporated herein by reference.

On April 7, 2014, Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), Empeiria Investors LLC, Stephen D. Cope, and certain former stockholders of Integrated Drilling Equipment Company Holdings, Inc. (the “Former IDE Stockholders”), entered into an Amended and Restated Voting Agreement (the “Voting Agreement”). The Voting Agreement was amended to provide that the Former IDE Stockholders and Empeiria Investors LLC, the Company’s sponsor, will cause their director nominees to vote for one of the two candidates proposed by the Compensation Committee of the board of directors to fill the position of Chief Executive Officer formerly held by Stephen Cope. The Voting Agreement was also amended to provide that Company’s Chief Executive Officer shall be a member of the board of directors and that the parties to the Voting Agreement agree that the Compensation Committee shall be composed solely of independent directors.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the First Note and the Second Note (each as defined below) under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2014, the Company and Stephen Cope, the Company’s Chief Executive Officer and a director, entered into a Settlement Agreement and General Release (the “Settlement Agreement”). The Settlement Agreement settled certain disputes between the parties relating to Mr. Cope’s performance under his employment agreement with the Company. As part of the Settlement Agreement, Mr. Cope’s employment with the Company terminated on April 14, 2014, although he remains a director and Vice Chair of the Company. As part of the Settlement Agreement, the Company agreed to pay $292,307 to Mr. Cope and certain entities owned by him in full satisfaction of certain deferred payments, which payments will be paid by the Company once the Company has received down payments totaling at least $3 million with respect to contracted rig orders totaling at least $15 million. In addition, the Company also agreed to pay Mr. Cope an additional $45,000 if the Company’s financial statements for the year ending December 31, 2014 reflect EBITDA of at least $10 million.

In connection with the Settlement Agreement and the transactions contemplated therein, the Company issued two promissory notes, dated as of April 7, 2014, to Mr. Cope. These promissory notes are in satisfaction of any severance payments of benefits owing to Mr. Cope under his employment agreement.

The first promissory note (the “First Note”), in the amount of $2,111,951.00, provides for bi-weekly installment payments of $40,614.44 until the First Note is paid in full. Interest accrues on the First Note at the rate of 9% per annum and interest on all past due amounts at the rate of 18% per annum. All interest shall accrue and be paid at maturity. Notwithstanding the foregoing, upon the earlier of (i) April 7, 2016 or (ii) the later to occur of (x) the date the Company determines that it would have had, after paying the note in full, liquidity of at least $5 million on each of two consecutive months’ end and (y) the date the Company has contracted backlog for drilling rigs and related equipment (1) of at least $75 million or (2) of $60 million (excluding the contracted backlog at IEC-Systems, LLC), then the entire amount of the First Note shall become due and payable. In addition, a mandatory prepayment on the First Note in the amount of $250,000 shall be due on the date, after March 31, 2014, that the Company receives deposits of at least $5 million for contracted backlog for drilling rigs and related equipment. The First Note is prepayable by the Company at any time without payment of any premium or fee.

The second promissory note (the “Second Note”), in the amount of $408,169.00, provides for bi-weekly installment payments of $7,849.40 until the Second Note is paid in full. Notwithstanding the foregoing, on April 8, 2016, all unpaid principal shall be due and payable. The Second Note does not accrue interest and is prepayable at any time without payment of any premium or fee.

In connection with the Settlement Agreement, the Company entered into a Confidential Sales Representation and Non-Circumvention/Non-Disclosure Agreement, dated April 7, 2014 (the “Sales Representation Agreement”) with Mr. Cope pursuant to which he was appointed an independent sales and marketing consultant for all products and services manufactured or provided by the Company. In general, the Sales Representation Agreement provides that the Company will pay Mr. Cope a commission of 1% based upon the final net selling price of any products and services by the Company to certain customers for specific projects.

The foregoing description of the Settlement Agreement, First Note, Second Note and Sales Representation Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K the First Note filed as Exhibit 10.3 to this Current Report on Form 8-K, the Second Note filed as Exhibit 10.4 to this Current Report on Form 8-K and the Sales Representation Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K, each of which is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Certificate of Incorporation

Effective April 14, 2014, the Second Amended and Restated Certificate of Incorporation of the Company was amended and restated to provide that the Chief Executive Officer of the Company shall serve as an ex-officio member of the board of directors. In connection with the foregoing, the board of the directors was increased in size from six to seven members.

Bylaw Amendment

Effective April 14, 2014, the Bylaws of the Company were amended to provide for the creation of the office of Vice Chair, which is an honorary position that entitles its holder to no additional powers beyond those of an ordinary board member.

Item 9.01 Financial Statements and Exhibits.

Sub Item (d): Exhibits.

The following exhibits are provided herewith:

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of Integrated Drilling Equipment Holdings Corp., effective as of April 14, 2014.

3.2	Second Amendment to the Bylaws of Integrated Drilling Equipment Holdings Corp., effective as of April, 14, 2014.

10.1	Amended and Restated Voting Agreement, dated as of April 7, 2014, by and among Integrated Drilling Equipment Holdings Corp., Empeiria Investors LLC, Stephen D. Cope, and certain former stockholders of Integrated Drilling Equipment Company Holdings, Inc.

10.2	Settlement Agreement and General Release, dated as of April 7, 2014, between Integrated Drilling Equipment Holdings Corp. and Stephen Cope.

10.3	Promissory Note of Integrated Drilling Equipment Holdings Corp., dated as of April 7, 2014, issued to Stephen D. Cope in the amount of $2,111,951.00.

10.4	Promissory Note of Integrated Drilling Equipment Holdings Corp., dated as of April 7, 2014, issued to Stephen D. Cope in the amount of $408,169.00.

10.5	Confidential Sales Representation and Non-Circumvention/Non-Disclosure Agreement, dated April 7, 2014, between Integrated Drilling Equipment Holdings Corp. and Stephen Cope.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014	Integrated Drilling Equipment Holdings Corp.

By:	/s/ Michael Dion
Name: Michael Dion
Title: Chief Financial Officer

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